As filed with the Securities and Exchange Commission on April 10, 1996
                                                      REGISTRATION NO.
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   ----------

                                    FORM S-3
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                                   ----------

                         WORLD FUEL SERVICES CORPORATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                                   ----------
              FLORIDA                                     59-2459427
     (STATE OR JURISDICTION OF                 (IRS EMPLOYER IDENTIFICATION NO.)
  INCORPORATION OR ORGANIZATION)
                                   ----------

                                                                                   RALPH R. WEISER, CHAIRMAN
          700 SOUTH ROYAL POINCIANA BOULEVARD                                 700 SOUTH ROYAL POINCIANA BOULEVARD
                     SUITE 800                                                              SUITE 800
               MIAMI, FLORIDA 33166                                                   MIAMI, FLORIDA 33166
                  (305) 884-2001                                                         (305) 884-2001
(ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING     (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
 AREA CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)                 INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                                   ----------
                                 WITH A COPY TO:
                             LUIS A. DE ARMAS, ESQ.
                                 SHUTTS & BOWEN
                                1500 MIAMI CENTER
                          201 SOUTH BISCAYNE BOULEVARD
                              MIAMI, FLORIDA 33131
                                 (305) 358-6300
                                   ----------
APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective.

  If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

  If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

  If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

  If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

  If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                                                   CALCULATION OF REGISTRATION FEE
===============================================================================================================================
   TITLE OF EACH CLASS OF       AMOUNT TO BE           PROPOSED MAXIMUM            PROPOSED MAXIMUM             AMOUNT OF
SECURITIES TO BE REGISTERED      REGISTERED      OFFERING PRICE PER SHARE(1)   AGGREGATE OFFERING PRICE     REGISTRATION FEE(2)
- -------------------------------------------------------------------------------------------------------------------------------
Common Stock, $.01 par value   280,919 shares               $17.00                    $4,775,623                  $1,647
===============================================================================================================================

(1)      Estimated solely for the purpose of calculating the registration fee based upon the average of the high and low prices reported on the consolidated reporting system for the New York Stock Exchange on April 4, 1996 of $17.00.
(2)      Determined pursuant to Rule 457(c).

         THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
================================================================================

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.

                   SUBJECT TO COMPLETION, DATED APRIL 10, 1996

                                 280,919 Shares

                         WORLD FUEL SERVICES CORPORATION

                                  Common Stock

                                   ----------

         This Prospectus relates to 280,919 shares (the "Shares") of common stock, par value $.01 per share (the "Common Stock"), of World Fuel Services Corporation, a Florida corporation (the "Company"), which may be offered from time to time by Peter P. Baljet, Michael J. Kasbar and Paul H. Stebbins (the "Selling Shareholders"). See "Selling Shareholders." None of the Shares covered by this Prospectus are being offered by the Company.

         The Selling Shareholders may offer or sell the Shares from time to time, in amounts, at prices and on terms and conditions to be determined at the time of sale. The Shares may be offered from time to time in one or more transactions (including block transactions) on the New York Stock Exchange, through negotiated transactions, or in a combination of methods of sale, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. See "Plan of Distribution."

         The Company is paying all of the expenses of this offering other than brokerage commissions and associated sales expenses of the Selling Shareholders, but will not receive any of the proceeds from the sale of the Shares.

         The Common Stock of the Company is traded on the New York Stock Exchange under the symbol INT. On April 4, 1996, the last reported sale price for the Company's Common Stock on the New York Stock Exchange was $16.875.

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY
 OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                   ----------

                  The date of this Prospectus is April , 1996.

NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS IN CONNECTION WITH THE OFFER MADE BY THIS PROSPECTUS, AND IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL UNDER ANY CIRCUMSTANCES CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER OR SOLICITATION BY ANYONE IN ANY STATE IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR IN WHICH ALL THE PERSONS MAKING SUCH OFFER OR SOLICITATION ARE NOT QUALIFIED TO DO SO OR TO ANYONE TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION.

                              AVAILABLE INFORMATION

         The Company is subject to the informational requirements of the Securities Exchange Act of 1934, and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements, and other information can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington D.C. 20549, and at its regional offices at Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60621 and 7 World Trade Center, Suite 1300, New York, New York 10048. Copies of such materials can be obtained in person from the Public Reference Section of the Commission at its principal office located at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. In addition, such reports, proxy statements, and other information concerning the Company may be inspected at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005 and at the offices of the Pacific Stock Exchange, 301 Pine Street, San Francisco, California 94106.

         The Company has filed with the Commission a Registration Statement on Form S-3 (referred to herein, together with all amendments and exhibits thereto, as the "Registration Statement") under the Act. This Prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. The Registration Statement may be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. For further information regarding the Company and the Common Stock offered hereby, reference is hereby made to the Registration Statement.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The following documents filed by the Company with the Commission under Commission File Number 1-9533 are incorporated herein by this reference.

(1) The Company's Annual Report on Form 10-K for the fiscal year ended March 31, 1995.

(2) The Company's Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 1995.

(3) The Company's definitive 1995 Proxy Statement distributed in connection with its Annual Meeting of Shareholders held on August 21, 1995.

(4) The Company's Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 1995.

(5) The Company's Quarterly Report on Form 10-Q for the fiscal quarter ended December 31, 1995.

(6) The description of the Company's Common Stock, $.01 par value, contained in the Company's Form 8-A filed on October 7, 1986, under Section 12(g) of the Securities Exchange Act of 1934.

         Each document filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 subsequent to the date of this Prospectus and prior to termination of the offering of securities offered hereby shall be deemed to be incorporated by reference into this Prospectus on the date of filing of such document.

         Any statement contained herein or in any document incorporated herein by reference shall be considered modified or superseded to the extent that a statement in a subsequently dated document can fairly be read as being intended to modify or supersede an earlier statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of the Registration Statement or this Prospectus.

         The Company will provide, without charge to each person to whom a copy of the Prospectus is delivered, upon written or oral request, a copy of any or all of the documents which are incorporated herein by reference, other than exhibits to such documents, unless such exhibits are specifically incorporated by reference into the text of such documents. Requests should be directed to:
Ms. Ileana Garcia, Secretary, World Fuel Services Corporation, 700 South Royal Poinciana Boulevard, Suite 800, Miami, Florida 33166, or by telephone (305) 884-2001.

                                   THE COMPANY

         The Company is engaged in three principal businesses -- the marketing of aviation and marine fuel and the recycling of used oil.

         In its aviation fueling business, the Company extends credit and provides single-supplier convenience, 24 hour service, and competitively-priced aviation fuel to cargo and passenger airlines, and to charter, corporate, and private aircraft. The Company can provide fuel to its customers at more than 1,100 airports located throughout the world.

         In its marine fuel business, the Company brokers and trades in marine fuel and lubricants, and provides credit, marine fueling and related services to its customers. These products and services are sold and provided to a diversified group of commercial ship owners and marine fuel users, including the U.S. Government. The Company can provide marine fuel and lubricants to its customers at ports throughout the world.

         In its used oil recycling business, the Company collects used oil throughout the Southeast and Mid-Atlantic United States from outlets which include service stations, quick lube shops, auto dealers, and industrial, governmental, marine and utility generators. The Company recycles non-hazardous used oil into various fuel products and sells the oil to industrial and commercial customers.

         The Company was incorporated in Florida in July 1984. Its executive offices are located at 700 South Royal Poinciana Boulevard, Suite 800, Miami, Florida 33166, and its telephone number at this address is (305) 884-2001. The Company presently conducts its aviation fueling business through four subsidiaries and a joint venture with offices in Florida, Texas, Arizona, California, England, Singapore, and Ecuador; and its marine fuel business through three subsidiaries with offices in New Jersey, California, England, Singapore, South Korea, and South Africa. The Company conducts its oil recycling business through five subsidiaries with offices in Florida, Louisiana, Maryland, and Delaware.

         In December 1986, the Company entered the aviation fueling business with the acquisition of Advance Petroleum, Inc. In October 1989, the Company expanded its aviation fueling capabilities by acquiring JCo Energy Partners, Ltd. and shortly thereafter renamed these operations World Fuel Services, Inc. In April 1993, the Company completed and commenced operation of a used oil and water recycling plant in Wilmington, Delaware. In January 1995, the Company entered the marine fuel business by acquiring substantially all of the assets of Trans-Tec Services, Inc. ("Trans-Tec"), a New York corporation, and certain assets and securities of affiliates of Trans-Tec.

                                 USE OF PROCEEDS

         The Company will receive no proceeds from the sale of the Shares by the Selling Shareholders.

                              SELLING SHAREHOLDERS

         All of the Shares are being sold by the Selling Shareholders and the Selling Shareholders will receive all of the proceeds from the sale of the Shares. Other than the Shares being offered hereby, the Selling Shareholders do not own any shares of Common Stock. Michael Kasbar and Paul Stebbins own options to purchase Shares of Common Stock, which options are not currently exercisable. Michael Kasbar and Paul Stebbins received their Shares as part of the consideration paid by the Company in connection with the Trans-Tec acquisition. See "The Company".

         The following table sets forth information regarding the beneficial ownership of the Company's Common Stock by the Selling Shareholders as of April , 1996, and as adjusted to reflect the sale of all of the Common Stock offered by the Selling Shareholders hereunder. No Selling Shareholder beneficially owns 5% or more of the outstanding Common Stock of the Company. Each Selling Shareholder has sole voting and investment power with respect to the Shares owned by him.

                         BENEFICIAL OWNERSHIP               BENEFICIAL OWNERSHIP
                         PRIOR TO OFFERING                  AFTER OFFERING
                         --------------------               --------------------
NAME OF SELLING                               SHARES BEING
SHAREHOLDER              NUMBER    PERCENT    OFFERED       NUMBER       PERCENT
- -----------              ------    -------    -------       ------       -------
Michael J. Kasbar (1)    141,413     1.2%     141,413         0             0
Paul H. Stebbins (2)     135,756     1.1%     135,756         0             0
Peter Baljet (3)           3,750      *         3,750         0             0
- ------------------------------
*  Less than 1%

(1) Michael J. Kasbar is a director and Senior Vice President of the Company and is the Chairman and Chief Executive Officer of Trans-Tec. Mr. Kasbar received 141,413 shares of Common Stock in connection with the Company's acquisition of assets of Trans-Tec and certain assets and securities of Trans-Tec's affiliates in January 1995.

(2) Paul H. Stebbins is a director and Senior Vice President of the Company and is the President and Chief Operating Officer of Trans-Tec. Mr. Stebbins received 135,756 shares of Common Stock in connection with the Company's acquisition of assets of Trans-Tec and certain assets and securities of Trans-Tec's affiliates in January 1995.

(3)  Peter Baljet is a former director of the Company.

                              PLAN OF DISTRIBUTION

         The Selling Shareholders may sell any Shares offered hereby from time to time in one or more transactions (including block transactions in which a Selling Shareholder is the seller) on the New York Stock Exchange or in the over-the-counter market. The Selling Shareholders may also sell Shares in special offerings, exchange distributions or secondary distributions in accordance with the rules of the New York Stock Exchange, in negotiated transactions, including through the writing of options on shares of the Common Stock (whether such options are listed on an options exchange or otherwise), or otherwise. The Selling Shareholders may effect such transactions by selling Shares to or through underwriters, dealers, brokers or agents. Such underwriters, dealers, brokers or agents may sell such Shares to purchasers in one or more transactions (including block transactions) on the New York Stock Exchange or otherwise. Any sales may be made at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. Without limiting the foregoing, brokers may act as dealers by purchasing any and all Shares either as agents for others or as principals for their own accounts and reselling such shares pursuant to this Prospectus. Such brokers will receive compensation from the Selling Shareholders in the form of commissions or discounts and may receive compensation from purchasers of the Shares for whom they may act as agent or to whom they may sell as principal in the form of commissions or discounts. The Selling Shareholders and any underwriters, dealers, brokers or agents that participate in the sale of such Shares may be deemed to be underwriters, and any profit on the sale of such Shares by the Selling Shareholders and any discounts, commissions or concessions received by any such underwriter, dealer, broker or agent may be deemed to be underwriting discounts or commissions under the Securities Act.

         There can be no assurances that the Selling Shareholders will sell any or all of the Shares offered hereunder.

         Sales of Shares at less than the market prices thereof may depress the market price of the Company's Common Stock. Moreover, it is possible that a significant number of Shares could be sold at the same time, which may also depress the market price of the Company's Common Stock.

         The Company has undertaken to amend this Prospectus from time to time as shall be necessary to maintain its effectiveness until January 3, 1998. The Company will not receive any of the proceeds from this offering.

                                  LEGAL MATTERS

         Certain matters with respect to the validity of the Shares being offered hereby will be passed upon for the Company by its counsel, Shutts & Bowen LLP, a limited liability partnership including professional associations, 1500 Miami Center, 201 South Biscayne Boulevard, Miami, Florida 33131.

                                     EXPERTS

         The financial statements and schedules incorporated by reference in this prospectus, to the extent and for the periods indicated in their reports, have been audited by Arthur Andersen LLP, independent certified public accountants, and are included herein in reliance upon the authority of said firm as an expert in giving said reports.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.          OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

         In accordance with the agreements among the Selling Shareholders and the Company, the Company has agreed to pay the expenses, fees and disbursements relating to this registration statement for the Selling Shareholders. All of the amounts shown below are estimates, except the Securities and Exchange Commission registration fee.

         SEC Registration Fee:                                $1,647

         Printing Expenses:                                   $1,000

         Accounting Fees and Expenses:                        $2,000

         Legal Fees and Expenses:                             $5,000

         Blue Sky Fees and Expenses:                          $1,000

         Miscellaneous Expenses:                              $1,000
                                                             -------
         TOTAL:                                              $11,647
                                                             =======

         Any underwriting discounts, concessions or selling commissions applicable to sales hereunder will be paid by the Selling Shareholders.

Item 15.          INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Section 607.0850(1) of the Florida General Corporation Act provides that a Florida corporation may indemnify any person who was or is a party to any suit or proceeding (other than an action by or in the right of the corporation), by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no cause to believe his conduct was unlawful.

         Section 607.0850(2) provides that a Florida corporation may indemnify any person who was or is a party to any suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses and certain amounts paid in settlement, actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted under similar standards, except that no indemnification may be made in respect to any claim, issue or matter as to which such person shall have been adjudged to be liable, unless, and only to the extent that, the court in which such action or suit was brought shall determine that despite the adjudication of liability, such person is fairly and reasonably entitled to be indemnified for such expenses that the court shall deem proper.

         Section 607.0850 further provides that to the extent a director, officer, employee or agent of a corporation has been successful in the defense of any action, suit or proceeding referred to above or in the defense of any claim, issue or matter therein, he shall be indemnified against expenses actually and reasonably incurred by him in connection therewith; that indemnification provided for by Section 607.0850 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and that the corporation may purchase and maintain insurance on behalf of a director or officer of the corporation against any liability asserted against him or incurred by him in any such capacity or arising out of his status as such whether or not the corporation would have the power to indemnify him against such liabilities under such Section 607.0850.

         The Company's Articles of Incorporation provide that the Company shall indemnify its officers and directors, and former officers and directors, to the full extent permitted by the laws of the State of Florida.

Item 16.          EXHIBITS

         4        The description of the Company's Common Stock, $.01 par value, as contained in the Company's Form 8-A filed October 7, 1986, is hereby incorporated by reference.
         5        Opinion of Shutts & Bowen LLP.
         23(a)    Consent of Arthur Andersen LLP.
         23(b)    Consent of Shutts & Bowen LLP.
         24(a)    Power of Attorney of Ralph R. Weiser.
         24(b)    Power of Attorney of Jerrold Blair.
         24(c)    Power of Attorney of Phillip S. Bradley.
         24(d)    Power of Attorney of Ralph Feuerring.
         24(e)    Power of Attorney of John R. Benbow.
         24(f)    Power of Attorney of Celestin Durand III.
         24(g)    Power of Attorney of Michael J. Kasbar.
         24(h)    Power of Attorney of Paul H. Stebbins.
         24(i)    Power of Attorney of Myles Klein.

Item 17.          UNDERTAKINGS

         (a)      The undersigned Company hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                           (i)      To include any prospectus required by
                                    Section 10(a)(3) of the Securities Act of
                                    1933;

                           (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

                           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to
Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

                  (2) That, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Miami Springs, State of Florida, on the 9th day of April, 1996.

                              WORLD FUEL SERVICES CORPORATION

                              By: /s/ JERROLD BLAIR
                                  ---------------------------
                                  Jerrold Blair, President

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

       SIGNATURE                      TITLE                             DATE
       ---------                      -----                             ----

/s/ RALPH R. WEISER       CHAIRMAN OF THE BOARD OF DIRECTORS       APRIL 9, 1996
- ----------------------    (PRINCIPAL EXECUTIVE OFFICER)
RALPH R. WEISER

/s/ JERROLD BLAIR         PRESIDENT AND DIRECTOR                   APRIL 9, 1996
- ----------------------
JERROLD BLAIR

/s/ CARLOS ABAUNZA        CHIEF FINANCIAL OFFICER AND TREASURER    APRIL 9, 1996
- ----------------------    (PRINCIPAL FINANCIAL OFFICER &
CARLOS ABAUNZA            PRINCIPAL ACCOUNTING OFFICER)

/s/ CELESTIN DURAND*      DIRECTOR                                 APRIL 9, 1996
- ----------------------
CELESTIN A. DURAND

/s/ RALPH FEUERRING*      DIRECTOR                                 APRIL 9, 1996
- ----------------------
RALPH R. FEUERRING

/s/ JOHN BENBOW*          DIRECTOR                                 APRIL 9, 1996
- ----------------------
JOHN R. BENBOW

/s/ PHILLIP BRADLEY*      DIRECTOR                                 APRIL 9, 1996
- ----------------------
PHILLIP S. BRADLEY

/s/ MYLES KLEIN*          DIRECTOR                                 APRIL 9, 1996
- ----------------------
MYLES KLEIN

/s/ MICHAEL KASBAR*       DIRECTOR AND SENIOR VICE PRESIDENT       APRIL 9, 1996
- ----------------------
MICHAEL J. KASBAR

/s/ PAUL STEBBINS*        DIRECTOR AND SENIOR VICE PRESIDENT       APRIL 9, 1996
- ----------------------
PAUL H. STEBBINS

*BY: /s/ JERROLD BLAIR                                             APRIL 9, 1996
    ------------------
    JERROLD BLAIR
    ATTORNEY-IN-FACT

                                  EXHIBIT INDEX

EXHIBIT                                                            SEQUENTIALLY
NUMBER                       DESCRIPTION                           NUMBERED PAGE
- ------                       -----------                           -------------

4 The description of the Company's Common Stock, $.01 par value, as contained in the Company's Form 8-A filed
            October 7, 1986, is hereby incorporated by reference.

5           Opinion of Shutts & Bowen LLP.

*23(a)      Consent of Arthur Andersen LLP.

23(b)       Consent of Shutts & Bowen LLP.

24(a)       Power of Attorney of Ralph R. Weiser.

24(b)       Power of Attorney of Jerrold Blair.

24(c)       Power of Attorney of Phillip S. Bradley.

24(d)       Power of Attorney of Ralph Feuerring.

24(e)       Power of Attorney of John R. Benbow.

24(f)       Power of Attorney of Celestin Durand III.

24(g)       Power of Attorney of Michael J. Kasbar.

24(h)       Power of Attorney of Paul H. Stebbins.

24(i)       Power of Attorney of Myles Klein.
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*To be filed by amendment.